------------------------

                                 A D D E N D U M
                                       TO
                              EMPLOYMENT AGREEMENT

                            -------------------------

         This ADDENDUM is to that certain Employment Agreement dated February 1, 1986, by and between NORTH VALLEY BANCORP, NORTH VALLEY BANK ("Employer") and DONALD V. CARTER ("Employee").

         1. Pursuant to an Addendum to the employment contract dated July 1, 1989, the Board of Directors determined that the term of the employment contract would be extended to December 31, 1998.

         2. Paragraph 6 of the Employment Agreement is modified to read as follows:

         VACATION The employee shall be entitled to vacation pursuant to the provisions of the vacation policies established by the Bank plus two additional weeks.


DATED:   December 31, 1995


EMPLOYER:                                      EMPLOYEE:


NORTH VALLEY BANCORP

By:  /s/  RUDY V. BALMA                        /s/ Donald V. Carter
     ------------------------                  --------------------------
     Rudy V. Balma                             Donald V. Carter
     Chairman of the Board


NORTH VALLEY BANK

By:  /s/  RUDY V. BALMA
     ------------------------
     Rudy V. Balma
     Chairman of the Board





                                                                   EXHIBIT 10(b)
                                       42

                                 A D D E N D U M

                              TO EMPLOYMENT AGREEMENT

         THIS ADDENDUM is to that certain Employment Agreement dated February 10, 1986, by and between NORTH VALLEY BANK ("Employer") and JAMES P. COWEE, JR. ("Employee").

         THE PARTIES MUTUALLY AGREE to modify said Agreement in the following manner:

         1. Paragraph 4 is amended to read as follows: Salary. As compensation for the services rendered by him under this Agreement, the Employee shall be entitled to an annual salary of $98,340 per year.

         2. Paragraph 6 of the Employment Agreement is modified to read as follows:

         VACATION The employee shall be entitled to vacation pursuant to the provisions of the vacation policies established by the Bank plus two additional weeks.



         IN ALL OTHER RESPECTS, the terms and conditions of said Agreement shall continue in full force and effect.


DATED:  January 5,  1996.

EMPLOYER:                                 EMPLOYEE:

NORTH VALLEY BANK                         /s/ JAMES F. COWEE, JR.
                                          --------------------------------
By: /s/ DONALD V. CARTER                  James F. Cowee, Jr.
- --------------------------------
Donald V. Carter, President








                                    43                             EXHIBIT 10(d)

                                  A D D E N D U M

                              TO EMPLOYMENT AGREEMENT

         THIS ADDENDUM is to that certain Employment Agreement dated July 27, 1989, by and between NORTH VALLEY BANK ("Employer") and FRED DRAKE ("Employee").

         THE PARTIES MUTUALLY AGREE to modify said Agreement in the following manner:

         1. Paragraph 4 is amended to read as follows: Salary. As compensation for the services rendered by him under this Agreement, the Employee shall be entitled to an annual salary of $85,728 per year.

         IN ALL OTHER RESPECTS, the terms and conditions of said Agreement shall continue in full force and effect.


DATED:  January 5, 1996.

EMPLOYER:                               EMPLOYEE:

NORTH VALLEY BANK
                                        /s/ FRED A. DRAKE
By /s/ DONALD V. CARTER                 ----------------------
- ----------------------------            Fred A. Drake
Donald V. Carter, President












                                    44                            EXHIBIT 10(bb)

                                  A D D E N D U M

                              TO EMPLOYMENT AGREEMENT

         THIS ADDENDUM is to that certain  Employment  Agreement  dated July 25,
1989,  by  and  between  NORTH  VALLEY  BANK   ("Employer")   and  ROBERT  JONES
("Employee").

         THE PARTIES MUTUALLY AGREE to modify said Agreement in the following manner:

         1. Paragraph 4 is amended to read as follows: Salary. As compensation for the services rendered by him under this Agreement, the Employee shall be entitled to an annual salary of $75,816 per year.

         IN ALL OTHER RESPECTS, the terms and conditions of said Agreement shall continue in full force and effect.


DATED:   January 5, 1996.

EMPLOYER:                                    EMPLOYEE:

NORTH VALLEY BANK                            /s/  ROBERT JONES
                                             ----------------------------
By  /s/ DONALD V. CARTER                     Robert Jones
- ----------------------------
Donald V. Carter, President










                                    45                            EXHIBIT 10(dd)

                      LEASE AGREEMENT


THIS LEASE, made and entered into this 15th day of August,  1995, between Donlon
H. Gabrielsen & Agnes H. Gabrielsen as Co-Trustees under the Gabrielsen Family Trust dated October 20, 1992, hereinafter collectively referred to as "Landlord" and North Valley Bank, a California Banking Corporation, hereinafter collectively referred to as "Tenant".

WITNESSETH:

1. PREMISES. Landlord hereby leases to Tenant, and Tenant hereby hires from Landlord, the premises hereinafter called the "Premises" in the PALO CEDRO SHOPPING CENTER, hereinafter called the "Shopping Center", in the City of Palo Cedro, County of Shasta, State of California, consisting of the area known as 9334A Deschutes Road, as shown on Exhibit "A" attached hereto, containing approximately 3,000 square feet of building area and 1080 square feet of covered drive-through area. Exhibit "A" is for the purpose of identification only. This Lease provides no rights for Tenant to any part of the Shopping Center, other than the Premises. Tenant acknowledges that the site plan for the Shopping Center is tentative and that Landlord may change the shape, size, location, number and extent of the improvements or tenancies now existing or presently contemplated and eliminate or add any improvements to any portion of the Shopping Center, except that any such exterior changes by Landlord within forty
(40) feet of the premises demised herein shall be subject to approval by Tenant, which approval shall not be unreasonably withheld.

2. TERM.  Commencement of Term,  Commencement  of Rent, and Termination  Date of
Term.

         a. Commencement of Term: This Lease shall be binding when executed and the term of this Lease shall commence on the date possession of the Premises is delivered to Tenant by Landlord for Tenant to complete improvements, in accordance with Exhibit "B" attached hereto and made part hereof.

         b. Commencement of Rent: Tenant's obligation for the payment of rent and additional rent shall commence upon the earlier of the following dates, hereinafter called "Rent Commencement Date":

         i)       The date when Tenant opens for business in the premises; or

         ii) The sixtieth (60th) day following the date possession of the premises is delivered to Tenant.


         c. Termination of Term: This Lease shall terminate on the last day of the one hundred twentieth (120th) complete calendar month following the Rent Commencement Date.

3. CONDITION OF PREMISES. Tenant agrees and acknowledges that it has completely inspected the Premises and accepts the same in the condition in which they are now, subject to Tenant inspection of Landlord work to be completed in accordance with Exhibit "B", and that if for any reason Landlord cannot deliver possession of said Premises in accordance with paragraph 2, this Lease shall not be voidable nor shall Landlord be liable to Tenant for any loss resulting therefrom, but Landlord shall use its best efforts to deliver possession of the Premises within one hundred twenty (120) days of Commencement of Term, which if not so delivered to Tenant, this Lease shall terminate.

4. RENT.

         A. Fixed Rent. For each and every calendar month during the term of this Lease, commencing on the Rent Commencement Date, without offset or deduction, Tenant shall pay to Landlord, on or before the first day of each month, without notice or demand, fixed rent as follows:

MONTHS:

1-12      Two Thousand Three Hundred Five Dollars and No Cents      ($2,305.00)
13-12     During the following monthly period:
          13-36, 37-60, 61-84, 85-108, 109-120,

the Fixed Rent of Two Thousand Three Hundred Five Dollars ($2,305.00) per month payable



                           46                                    EXHIBIT  10(ff)
  for the Premises shall be subject to adjustment in proportion to the changes in the Consumer Price Index, provided however, that in no event shall the Fixed Rent increase more than five percent (5%) per two-year period or two and a half percent (2.5%) for the first year. Such adjustment shall be made by multiplying the fixed rent due during the previous period by a fraction, the numerator of which is the value of the Consumer Price Index for the calendar month two (2) months preceding the calendar month for which such adjustment is to be made, and the denominator of which is the value of such index for the calendar month one (1) year prior to the index month used for the numerator for the first year and for two years prior thereafter. The Consumer Price Index to be used is the Consumer Price Index, West - C (Cities in the West with a population of 50,000 to 330,000), All Urban Consumers - All Items, published monthly by the United States Department of Labor, in which 1982-84 equals 100. In no event shall the Fixed Rent due in any year be less than two thousand three hundred five dollars (2,305.00) per month.

         If the obligation to pay rent shall commence upon a day other than the first day of the calendar month, then the Tenant shall pay, upon such commencement date, a pro-rata portion of the base rent on a per diem basis (based upon a 30-day month) with respect to the fractional part of the calendar month preceding the commencement of the first full calendar month of the obligation to pay rent hereunder.

         B. Percentage Rate.  This section deleted.

         C. Past Due Payments. Every installment of rent and every other payment due hereunder from Tenant to Landlord which shall not be paid within ten (10) days after the same shall have become due and payable shall bear interest at the rate of one per cent (1%) per month, or at such other maximum rate as shall be allowed by California law, or any successor or substitute law, from the date that the same shall have become due and payable, until paid. It is also agreed that since collection of any amount past due will impose an administrative cost on Landlord, in addition to any fees of collection agents or attorneys, or other out-of-pocket costs, Tenant will pay to Landlord, a sum to reimburse Landlord for such actual attendant costs. Said interest and any actual attendant costs shall be considered as additional rent.

5. USE. Tenant agrees to use the Premises solely for the operation of a staffed retail bank branch and general offices providing commercial and personal financial services and including automatic teller machines. Tenant, shall continuously conduct such business on the Premises throughout the term of this Lease, and shall keep the Premises open for business at all times when a majority of the other retail bank branches of Tenant in Shasta County are open for business. Tenant will not use, or permit or suffer the use of the Premises for any other business or purpose. Tenant shall conduct its business on the Premises under the trade name of:

"                              North Valley Bank                          ".
- ----------------------------------------------------------------------------

Tenant shall at all times employ sufficient personnel for the efficient service of its customers and, generally, employ its best judgment and efforts to operate the business on the Premises competitively. Tenant shall keep all signs and lighting on the Premises turned on at all times when a majority of the stores in the Shopping Center are open for business. Tenant shall keep its Premises clean, and free of rubbish. Tenant agrees to abide by rules established by Landlord for general cleanliness of, and collection of rubbish in, the Shopping Center. Tenant shall not commit or suffer to be committed any waste upon the Premises or any nuisance or other act or thing which may disturb the quite enjoyment of any person within five hundred (500) feet of the boundary of the Shopping Center. Tenant shall make no changes in Tenant's use of the Premises, as permitted herein, without Landlord's prior written consent. Landlord's consent shall not be unreasonably withheld.

Tenant shall not perform any act or carry on any practice which may injure any of the improvements in the Shopping Center or be a nuisance or menace to other tenants of the Shopping Center. Tenant shall neither own nor operate any underground storage tank or keep any Hazardous Materials, as defined below (including without limitation, vehicle fuel, petroleum, or other petroleum product). No auction, fire or bankruptcy sales may be conducted on the Premises without the prior written consent of Landlord. Tenant will not, without the prior written consent of Landlord, install any exterior decorations or painting or install any radio or television antennae, loud-speakers, sound amplifiers, or any device on the roof or exterior

                                        2
                                       47
walls of any of the buildings in the Shopping Center. No loud-speakers, radios or other means of broadcasting to be heard outside the Premises shall be used by Tenant. Tenant shall not use any false or misleading advertising, or engage in any unfair trade practices injurious to other tenants of the Shopping Center. Tenant shall not install or permit the installation of any coin or token operated vending, amusement, or gambling machines in or about the Premises without the prior written consent of Landlord.

Tenant shall, at Tenant's sole cost and expense, comply with all statutes, ordinances and requirements of all county, state and federal authorities now in force, or which may hereafter be in force, pertaining to the Premises. Without limiting the generality of the foregoing, Tenant shall keep and maintain the Premises, including without limitation, the groundwater on, or under the Premises, in compliance with, and shall not cause or permit the same to be in violation of, any federal, state or local laws, ordinances or regulations, now or hereafter in effect relating to environmental conditions, industrial hygiene or Hazardous Materials, as hereinafter defined, on, under, or about the Premises, including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601, et seq., the Resource Conservation and Recovery Act, 42 U.S.C., 6901, et seq., the Hazardous Materials Transportation Act, 49 U.S.C., Section 6901, et seq., The Clean Water Act, 33 U.S.C., Section 1251, et seq., The Clean Air Act, 42 U.S.C., Section 7401, et seq., The Toxic Substances Control Act, 15 U.S.C., Sections 300f through 300j, and any similar state and local laws and ordinances and the regulations now or hereafter adopted, published, and/or promulgated pursuant thereto (collectively, the "Hazardous Materials Laws").

Tenant shall not use, generate, manufacture, treat, handle, refine, produce, process, store, discharge, release, dispose of or allow to exist on, under or about the Premises, any flammable explosives, radioactive materials, asbestos, organic compounds known as polychlorinated biphenyl's, chemicals known to cause cancer or reproductive toxicity, pollutants, contaminants, hazardous wastes, hazardous or toxic substances or related materials, vehicle fuel, petroleum or other related petroleum products including without limitation, any substances defined as or included in the definition of "Hazardous Substances", "Hazardous Waste", "Hazardous Materials", or "Toxic Substances" under the Hazardous Materials Law (collectively, "Hazardous Materials") except in compliance with all applicable laws.

If after receiving written notice from a county, state or federal authority or Landlord of infractions of or failure to meet any requirement of such authority, Tenant refuses or neglects to comply with the requirement, Landlord may, at its sole discretion, enter the Premises and make such repairs or take any other action necessary, to achieve such compliance on Tenants behalf, and Tenant hereby waives any right to claim or bring an action at law against Landlord based upon any injury or loss resulting from Landlord's action hereunder. Tenant further agrees to pay Landlord's costs for making such repairs or taking any other action, any penalties, liabilities, response costs (including all out of pocket litigation costs and reasonable attorney's fees), plus administrative costs and overhead, as additional rent, upon receipt of a bill therefor from Landlord. Tenant's obligations to comply with all statutes, ordinances and requirements of all county, state and federal authorities to the extent applicable and to pay Landlord's costs, any penalties, and response costs plus a surcharge, as set forth herein, shall survive the termination of this Lease or the transfer of any real property contained in the Shopping Center. The provisions of this paragraph shall not apply to any "Hazardous Materials" that affected the premises prior to commencement of this lease.

Tenant shall immediately notify Landlord in writing of (i) any and all enforcement, clean-up, removal, removal, mitigation or other governmental or regulatory actions instituted, contemplated or threatened pursuant to any Hazardous Materials Laws affecting the premises; (ii) all claims made or threatened by any third party against Tenant, the Premises, or the Shopping Center relating to damage, contribution, cost recovery, compensation, loss or injury resulting from any Hazardous Materials (the matters set forth in clauses
(i) and (ii) above are hereinafter referred to as "Hazardous Materials Claims") and (iii) Tenant's discovery of any occurrences or conditions on the Premises, Shopping Center or any real property adjoining or in the vicinity of the Premises which could subject Tenant, the Premises, or the Shopping Center to any restrictions on ownership, occupancy, transferability or use of the Premises of Shopping Center under any Hazardous Materials Laws.


6. UTILITY CHARGES. All charges, including assessments or environmental quality charges, for electricity, water, gas, telephone, sewer service, garbage and any other utility

                                        3
                                       48
services used by Tenant in connection with its occupancy or use of the Premises, together with connection and service charges and all costs of operating and maintaining the equipment therefor, shall be paid by Tenant.

7. REPAIRS. During the entire term of this Lease, Tenant shall at its sole cost and expense keep, maintain, repair and replace the Premises and every part thereof, including but not limited to, all plate glass and other glazing, show windows and entrance doors, fixtures, equipment and appurtenances thereof (including lighting and plumbing fixtures, signs and any air conditioning system) and FIoor covering, in good and sanitary order, condition and repair fit for occupancy (including reasonably periodic painting and termite and other pest treatment of the interior), and cause the Premises to conform to the requirements of any governmental authority by reason of the use to which Tenant may put the Premises, and engage a responsible maintenance contractor to keep all mechanical equipment operating at a maximum efficiency at all times; except that Tenant shall not be obligated to make structural alterations or repairs (i.e. foundations, support columns, FIoor but not FIoor coverings), and upon the expiration or any earlier termination of this Lease, Tenant shall deliver the Premises to Landlord in good and sanitary order, condition and repair, reasonable wear expected, and put all such equipment in as good working order and condition as the same was in at the start of the Lease or any subsequent installation date, reasonable wear expected. Without limiting the generality of the foregoing, Tenant shall at its sole cost and expense perform each and every obligation set forth in this Lease. Tenant shall not make any changes, or additions to the Premises without the prior written consent of the Landlord, which consent shall not be unreasonably withheld. All additions made by Tenant shall become part of the Premises and shall be the property of Landlord, except for trade fixtures such as ATM machines, vault doors, safes and similar equipment which Tenant may remove or shall remove upon request by Landlord. Tenant shall not permit any lien to stand against the Premises for labor or material furnished or claim to have been furnished to Tenant or at its discretion or sufferance. If any such lien shall be filed against the Premises, Tenant shall cause the same to be discharged within the ten (10) days after actual notice of such filing, by payment, deposit or bond. Landlord shall have the right to post and keep posted on the Premises any notices which Landlord may deem to be proper for protection from liens. The right to approve and control all signs and advertising devices on or visible from the exterior of the Premises is reserved by Landlord.

8. INSURANCE AND CASUALTY. All risk of damage to property in or about the Premises from any cause and to whomever belonging, and all risk of injury to or death of a person or persons in the Premises or in or about the ATM machines from any cause is hereby assumed by Tenant. Tenant agrees to waive and to indemnify and defend Landlord and agent of Landlord against all claims arising out of any such damage, injury or death and hold Landlord harmless from, any liability and expense whatsoever, including but not limited to, reasonable attorney's fees, arising out of such damage, injury or death. Tenant shall during the term of this Lease maintain in force a policy of insurance, issued by insurance companies with general policyholder's rating of not less than A and a financing rating of AAA as rated in the most current available "Best Insurance Reports" and qualified to do business in California, insuring Tenant against liability for the injury to, or death of a person or persons and damage to property occurring in or about the Premises. The liability of the insurer under such policy or policies shall not be less than Two Million Dollars ($2,000,000.00) for combined single limits each occurrence, bodily injury and property damage liability. Such policy shall name Landlord and agent of Landlord, if any, as additionally insured parties. The adequacy of the coverage afforded by said public liability insurance and property damage liability insurance shall be subject to review by the Landlord from time to time, and if it appears in such a review that a prudent businessman in California operating a similar business to that operated by Tenant on the Premises, would increase the limits of his public liability insurance and/or property damage liability insurance, Tenant shall, to that extent, forthwith increase such limits. All public liability and property damage policies shall contain a provision that the Landlord, although named as an insured, shall nevertheless be entitled to recovery under said policies for any loss occasioned to it, its agents and employees, by reason of the negligence of the Tenant. As often as any such policy shall expire or terminate, renewal or additional policies shall be procured and maintained by Tenant in like manner and to like extent. All policies of insurance delivered to Landlord must contain a provision that the company writing said policy will give to Landlord no less than ten (10) days notice in writing in advance of any cancellation or lapse or the effective date of any reduction in the amounts or change in coverage of such insurance. All public liability, property damage and other causality policies shall be written as primary policies,

                                        4
                                       49
not contributing with and not in excess of coverage which Landlord may carry. Tenant shall also maintain in force during the term of this Lease all insurance required under the California Labor Code, Sections 3200 through 6208, and under any other similar law, ordinance or regulation which may be necessary to protect Landlord against any liability under such law, ordinance or regulation arising from occupancy of Tenant on the premises.

Landlord shall keep that part of the Center in which Tenant's Premises are located insured against loss or damage by fire, with an all risk coverage endorsement, in an amount equal to at least eighty per cent (80%) of the insurable value thereof, plus such other insurance (e.g., against vandalism, malicious mischief, loss of rents, sprinkler leakage, etc.) as Landlord may deem appropriate. Tenant shall pay to Landlord as additional rent hereunder its proportionate share of the fire, all risk coverage and other insurance coverage in which the Premises are located within ten (10) days after Tenant's receipt of Landlord's invoice therefor. Such portion shall be determined as follows: Tenant shall pay that portion as shall be equal to the product obtained by multiplying the total amount due by a fraction, the numerator of which shall be three thousand five hundred and forty (3,540) square feet of the Premises and the denominator, the gross FIoor area of all stores in the Shopping Center so insured. All insurance policies insuring property of Tenant located on the Premises shall, if obtainable without additional expense, provide that the insurer shall not acquire by subrogation any right of recovery which Tenant has expressly waived prior to the occurrence of the loss. Without limiting the generality of the foregoing above, Tenant hereby waives any right of recovery against Landlord for any loss or damage to such property of Tenant. Any insurance policy carried by Landlord insuring the Premises against loss or damage by fire or other hazards shall, if obtainable without additional expense to Landlord, provide that the insurer shall not acquire by subrogation any right of recovery which Landlord has expressly waived prior to the occurrence of the loss. Landlord hereby waives any right of recovery against Tenant to the extent of actual recovery under any such policy for any such loss or damage to the premises.

Should the Premises be partially destroyed during the term of this Lease from any cause, Landlord shall forthwith repair the same if such repairs can be made, under applicable laws and regulations, within sixty (60) days after the date of such partial destruction, but such partial destruction shall in no way affect this Lease except that, (unless the damage is the result of the negligence or willful misconduct of Tenant or Tenant's employees, licensees, concessionaires, subleases, assignees, agents or invitees of Tenant), Tenant shall be entitled to a proportionate reduction of the fixed rent until such repairs have been substantially completed. If such repairs cannot, for any reason, be made within a sixty (60) day period, Landlord may nevertheless, at its option make the same within a reasonable time, with this Lease to continue in full force and effect with the fixed rent to be proportionately reduced as above. If Landlord does not elect to make repairs which cannot be made within said sixty (60) day period, or if the required repairs cannot be made under applicable laws and regulations, this Lease may be terminated by either party by giving written notice to the other. Any provisions given herein notwithstanding, if the building of which the Premises are a part is destroyed to the extent of at least thirty three per cent (33%) of the replacement cost, Landlord may elect to terminate this Lease, whether the Premises are injured or not; further, Landlord shall not be required to make any repairs hereunder during the last two (2) years of the term of this Lease, and that if during those two (2) years Landlord decides not to make repairs, this Lease shall terminate, and Landlord shall not be obligated to restore, repair or replace any property of Tenant.

9. TAXES. All property taxes levied against the Premises during the term of this Lease will be paid by Tenant. For each tax year during the term hereof, Tenant shall pay Landlord as additional rent hereunder the total dollar amount of real property taxes levied with respect to the Premises. If the Premises are assessed with other property as part of one or more parcels, Tenant shall pay that portion of the tax which is reasonably allocated to the Premises. "Real Property Taxes" are defined as real property taxes and general and special assessments, sewer and water bonds, and charges levied or assessed, by any governmental agency with respect to the Premises, taxes of every kind and nature whatsoever, other than state and federal income taxes measured by the net income of Landlord from all sources, levied or assessed entirely or partly in lieu of existing or additional real property ad valorem taxes and the land and building in which the Premises are situated or upon or measured by rental payable hereunder, at the cost of contesting by the amount or validity of any such tax, assessment or charge. The additional rent payable in respect of each tax year shall be paid to Landlord within fifteen (15) days from receipt of billing by Tenant. Before delinquency, Tenant shall pay all taxes and similar charges

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levied upon or assessed against equipment,  furniture,  fixtures, inventory, and other property of Tenant situated on the Premises during the term of this Lease, and upon demand shall reimburse Landlord for any and all taxes payable by Landlord attributable to the cost of value of equipment, furniture, fixtures and other property of Tenant located on the Premises or by the cost of value of any leasehold improvements made in or to the Premises by or for Tenant, other than work by Landlord, if any, regardless of whether title to such improvements shall be in Landlord or Tenant.

10. COMMON AREAS. The common areas in the Shopping Center shall be for the non-exclusive use of customers of Tenant in common with the customers of other tenants of the Shopping Center and others and Landlord shall keep such areas landscaped, paved, marked, lighted and cleaned. Tenant agrees to pay to Landlord, as additional rental, upon demand, a proportionate share of all costs and expenses of operating, managing and maintaining the Shopping Center, determined by multiplying such costs and expenses by a fraction, the numerator of which is three thousand five hundred and forty (3,540) square feet, and the denominator of which is the total leasable building area of the Shopping Center, as such may exist from time to time in the Shopping Center. The cost of common area maintenance and operation of the Shopping Center shall mean, without limitation, the total cost and expense incurred by Landlord in operating and maintaining the Shopping Center, specifically including without limitation: taxes levied with respect to the common areas; the cost of water and electricity; gardening and landscaping; the cost of public liability, property damage, and all risk casualty and hazard insurance (including standard fire and extended coverage with a loss of rents endorsement), providing such coverage and in such amounts of coverage as Landlords shall determine or otherwise be required to carry; re-striping, repairing and otherwise resurfacing parking areas; maintenance and repairs of all exterior walls (excluding storefronts), all roofs (except if such maintenance is required by a structural fault), directional signs and markers, lighting fixtures (including equipment and bulb replacement) water, electrical, sewer and storm drain and other utility lines; refuse and garbage removal; janitorial services and supplies; all billing, bookkeeping, auditing, management and legal expenses; the cost of supplies and small tools to accomplish all maintenance services; the reasonable cost of services contracted out, such as but not limited to security, fire sprinkler system monitoring and maintenance, direction or controlling of parking, groundskeeping, tree trimming or termite or other pest treatment service, governmental and other inspection fees. In addition, Landlord may establish and maintain a reserve fund for major expenses such as repaving of parking areas or re-roofing of building. The term "taxes levied with respect to the common areas" as used in the foregoing sentence shall mean real property taxes, general and special assessments and charges levied or assessed by any governmental agency with respect to the common areas, personal property taxes on personal property of Landlord used in the operation of the Shopping Center, taxes of every kind and nature whatsoever, other than state and federal income taxes measured by the net income of Landlord from all sources levied or assesses wholly or partly in lieu of existing or additional real or personal property ad valorem taxes on the common areas of such personal property, and parking surcharge or similar imposition now or hereafter imposed by any governmental agency, and the cost of contesting by appropriate proceedings the amount of validity of any of the aforementioned taxes, assessments or charges. The share for Tenant of such costs and expenses of maintaining and operating such common areas may be estimated by Landlord, subject to adjustment in future billing to Tenant. After the end of each year, Landlord shall compute the costs and expenses of maintaining the areas referred to in this paragraph during the preceding year. If the share for Tenant of such costs and expenses is greater or less than the sum previously billed to and paid by Tenant during said year, the difference shall be paid by or credited to Tenant. Tenant shall insure that no employees, licensees, suppliers, concessionaires, sublessees, or assignees of Tenant park their vehicles in the Shopping Center except in areas designated by Landlord for employee parking. The right is reserved by Landlord to promulgate reasonable regulations for use of the common areas including, but not limited to, the making of reasonable charges for the use thereof, as Landlord may solely deem to be in the best interest of the Shopping Center (See Exhibit "E" for current rules and regulations). Tenant agrees to be bound by such regulations. By definition, "common areas" shall mean all parts and facilities in the Shopping Center designated from time to time by Landlord for the common use and benefit of tenants of the Shopping Center and their customers, employees, and invitees. The common areas shall include to the extent the same designated, but are not limited to, parking areas, mail areas, roof areas, and landscaped areas. At all times, exclusive control of the common areas shall be by Landlord and at any time, Landlord may make any changes in the best interest of the Shopping Center.

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11.  MODIFICATION  OF COMMON  AREAS.  Tenant shall make no changes in the common areas and shall make no changes to the Premises which may cause or result in the need to make any changes in the common areas, or result in the Shopping Center, including its on-site and off site improvements, not being in full compliance with all municipal, county, state, federal, or other governmental ordinances, codes, statutes, regulations or other regulatory requirements, (referred to in this Lease as "Governmental Requirements"). Landlord makes no warranty that Tenant's intended use and occupancy of the Premises shall be in compliance with or permitted by applicable Governmental Requirements, and Tenant shall be responsible and pay for the cost of complying with all Governmental Requirements which arise from Tenant's use and occupancy of the premises.

12. CONDEMNATION. In the event that all or any part of the Premises shall be condemned and taken by eminent domain or be conveyed to any entity having such power under threat of exercise thereof, this Lease shall automatically terminate as to the portion of the Premises which is condemned. The entire compensation payable in respect of such condemnation shall be paid to Landlord, and Tenant hereby irrevocably assigns to Landlord any right to such compensation to which Tenant may become entitled, except as to any part thereof attributable to the taking of property of Tenant. If a part of the Premises is condemned and the portion of the Premises remaining will not be reasonably suitable for the operation of Tenant, this Lease may be terminated by either Landlord or Tenant at any time within forty-five (45) days after the date of possession by condemnor. If this Lease is not so terminated or if the remaining part of the Premises will be reasonably suitable for the operation of Tenant, this Lease shall continue in full force and effect as to such remaining part; provided, however, that the fixed rent shall be reduced in the same proportion that the FIoor area included in the Premises is reduced by such condemnation.

13. DEFAULT. In the event that at any time Tenant shall fail to perform or comply with any covenant or condition required under this Lease, Landlord may, upon ten days notice or demand cure such breach for the account and at the expense of Tenant, with or without exercising any other right available. If, because of such breach, Landlord incurs any expense whatsoever, all such costs and damages incurred by Landlord, together with interest thereon at the rate of ten per cent (10%) per annum shall be immediately due and payable by Tenant to Landlord. Tenant shall be in default under this Lease if Tenant fails or omits to pay any rent or other sum payable hereunder for a period of ten (10) days after the same is due; or if Tenant shall make a transfer contrary to the provisions of this Lease or shall abandon or vacate the premises; or fails to observe, keep or perform any of the other terms, covenants, agreements or conditions contained herein after thirty (30) days written notice of such failure by Landlord, or if Tenant shall file a petition in any court having for its purpose the adjudication of Tenant as bankrupt or insolvent, or the reorganization or liquidation of its assets; or any such petition shall be filed against Tenant and the proceedings not be dismissed within sixty (60) days after the filing of the same; or if a receiver shall be appointed with authority to take possession of the premises; or a writ or process of attachment or execution shall be levied on the leasehold estate created hereby and not be released or satisfied within sixty (60) days thereafter; or if Tenant shall make a transfer in fraud of creditors or an assignment of its property for the benefit of its creditors.

In the event of any default, Landlord may, at its option, terminate this Lease by giving written notice to Tenant. Landlord may then or at any time thereafter, re-enter the Premises and remove therefrom, all persons and property and repossess the Premises, without prejudice to any other remedies that Landlord may have. Landlord shall also have the rights provided by the California Code of Civil Procedure, Sections 1161 & 1161.1. In the event that the Landlord elects to terminate this Lease, Tenant shall be liable for the payments and rents unpaid prior to the termination and for all expenses and other damages, both direct and consequential, suffered by Landlord as a result of the early termination of this Lease, irrespective of whether they were incurred before or after terminating the Lease. If Tenant breaches this Lease and abandons the Premises and Landlord does not elect to terminate this Lease for such breach and abandonment, this Lease shall continue in full force and effect and Landlord shall have all of the rights provided by California Code of Civil Procedure
Section 1161. Landlord may also relet Premises as attorney-in-fact for Tenant for such term, which may extend beyond the term of this Lease, and upon such other terms and conditions as Landlord may deem appropriate without any obligation to Tenant. Landlord may do all things reasonably necessary for such reletting, including repair and renovation, and Tenant shall reimburse Landlord on demand for all costs incurred by Landlord in connection therewith. The foregoing, notwithstanding, Landlord may

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at any time elect to  terminate  this Lease for any  previous  breach or default hereunder by Tenant which remains uncured or for any subsequent breach or default. In order to establish the rent due under a termination of this Lease, or if Tenant abandons the Premises, the monthly rent shall be the sum of the fixed rent; plus common area, insurance, and tax charges during the twelve (12) preceding months.

14. ASSIGNMENT AND SUBLETTING. Tenant shall not sell, assign, sublet, encumber or otherwise transfer this Lease or any of its interest herein unless and until the prior written consent of Landlord is first had and obtained. Said consent of Landlord shall not be unreasonably withheld.

Notwithstanding the above, no such written consent of Landlord shall be required if the assignment or transfer is required by Tenant's internal reorganization or merger with or acquisition by another banking institution or bank holding company of comparable or greater net assets than Tenant, however, Tenant shall notify Landlord in writing at least thirty (30) days prior to any assignment or transfer meeting the above requirements.

Any such consented-to assignment or subletting shall not relieve Tenant of its primary obligation under this lease, unless Landlord shall otherwise consent in writing, and any assignee or subtenant of Tenant must agree in writing to be bound by all of the terms and provisions hereof.

15. Relocation. This section deleted.

16. SUCCESSORS. All rights and duties of tenant and Landlord hereunder shall insure to the benefit of and be binding upon their respective heirs, executors, administrators, successors in interest and assigns, subject, however, to the provisions of paragraph 13 and 21 hereof.

17. PROM0TION FUND. Tenant may, but shall not be obligated to contribute to a promotion fund to be administered by Landlord for the promotion or benefit of the Shopping Center (the "Promotion Fund"). Tenant agrees to advertise Tenant's business in the Premises in advertising designated or sponsored by Landlord and/or a majority of the Tenant's in the Shopping Center at a cost not to exceed six hundred dollars ($600.00) per year.

18. NON-COMPETITION. This section deleted.

19. ENTRY RIGHT. Landlord or its duly authorized agents may enter the Premises at all reasonable times during business hours or at any time in the event of an emergency. Tenant hereby waives any claim for damages for any loss occasioned by any such entry.

20. NOTICES. All notices and rentals required hereunder shall be sent by first class mail addressed as follows: If to the Landlord, to GABRIELSEN & COMPANY, 1100 LARKSPUR LANDING CllRCLE, SUITE 108, LARKSPUR, CA 94939-1827, and if to Tenant, at the Premises or at such other addresses as may be from time to time as specified by notice.

21. MERGER. Should this Lease be surrendered by Tenant or mutually cancelled, this shall not cause a merger, but shall, at the option of the Landlord, operate as an assignment to Landlord of any or all such subtenancies.

22. SALE. If Landlord shall sale or transfer or terminate the interest of Landlord in the Premises at any time hereafter, regardless of cause, Landlord shall be released from any further liability to Tenant except any claim that has accrued on or before the date of such transfer or termination.

23. SURRENDER. At the expiration of this Lease term, or any earlier termination, Tenant shall immediately surrender and deliver up the Premises to Landlord and remove from the Premises all personal property of Tenant and repair all damage to the Premises resulting from such removal. Any holding over by Tenant after the expiration of the term shall not constitute a renewal or extension hereof or give Tenant any rights to the Premises. It is understood and agreed that Landlord will not renew or extend the term of this Lease, unless Landlord hereafter agrees in writing to do so.

24. NON-WAIVER. No failure by Landlord to demand performance by Tenant of any


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


covenant of this Lease, shall be construed as a waiver thereof, nor shall any practice between the parties hereto be construed to waive the right of Landlord to enforce performance by Tenant of all terms of this Lease. No acceptance of rent with knowledge of any breach shall be deemed a waiver thereof.

25. SECURITY DEPOSIT. This section deleted.

26. NO PARTNERSHIP. By entering into this Lease, there is no intention to create a partnership and the parties state specifically that they are not partners.

27. SEVERABILITY CLAUSE. If any term or provision of this Lease or the applicability thereof to any person or circumstance shall, to any extent be invalid or unenforceable, the remainder of this Lease or the application of such term or provisions to persons other to those as to which it is held invalid or unenforceable shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law, and this lease shall remain in full force and effect.

28. TIME. Time is of the essence of this agreement and of each and every provision hereof.

29. SUBORDINATION. Tenant shall, when requested by Landlord, promptly execute and deliver such written instruments as shall be deemed necessary to subordinate this Lease to all mortgages or other instruments in the nature of a mortgage, provided that the holder of such mortgage or other secured party agrees in writing with Tenant, in the event of a foreclosure or similar action, to recognize Tenant, so long as Tenant is not in default hereunder, pursuant to the terms of this Lease.

30. ESTOPPEL CERTIFICATES AND FINANCIAL STATEMENTS. Tenant shall, upon not less than fifteen (15) days prior written request by Landlord, execute, acknowledge and deliver to Landlord a statement in writing, certifying that this Lease is unmodified and in full force and effect; that Tenant has no defenses, offsets or counterclaims against its obligations to pay the fixed annual rent and additional rent or to perform its other covenants under this Lease; that there are no uncured defaults of Landlord or Tenant under this Lease (or, if there have been any modifications, that this Lease is in full force and effect as modified and stating that the modifications and, if there are any defenses, offsets, counterclaims or defaults, setting them forth in reasonable detail); and the dates to which the annual fixed rent, additional rent and other charges have been paid. Any such statement delivered pursuant to this Paragraph 30, may be relied upon by any prospective purchaser or mortgagee of the Premises or any prospective assignee of any such mortgage. At any time during the term of this Lease, Tenant shall, upon fifteen (15) days prior written notice from Landlord, provide Landlord with a current financial statement and financial statements of the two (2) years prior to the current financial statement year. Such statement shall be prepared in accordance with generally accepted accounting principles and, if such is the normal practice of Tenant, shall be audited by an independent certified public accountant.

31. ATTORNEYS' FEES. In case Landlord shall, without fault on its part, be made a party to any litigation commenced by or against Tenant arising out of Tenants occupancy of the Premises or any act of Tenant concerning the Premises of this Lease, or in case suit shall be brought for recovery of possession of said Premises, for the recovery of rent or any other amount due under the provisions of this Lease, or because of the breach of any other covenant herein contained, on the part of Tenant to be kept or performed, and a breach shall be established, Tenant shall pay to Landlord all expenses incurred in connection therewith, including a reasonable attorneys' fee. In case suit shall be brought by Tenant against Landlord for breach of any of Landlord's covenants herein contained and a breach shall be established, Landlord shall pay to Tenant all expenses incurred therefor, including a reasonable attorney's fee.

32. LICENSES. Immediately after execution of this Lease, Tenant at its sole cost and expense shall petition all appropriate governmental agencies for the purpose of obtaining all variances, appropriate licenses, and zoning, rezoning, use, building and other permits ("variances, licenses, and permits") necessary for Tenant's intended use of the Premises. Tenant at its sole cost and expense shall comply with all conditions and requirements imposed by such governmental agencies as conditions for the granting of such variances, licenses, and permits. Tenant shall

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notify  Landlord in writing  when all the  necessary  variances,  licenses,  and permits have been obtained. If Tenant is unable to obtain such variances, licenses, and permits, or any of them, within sixty (60) days after the date of this Lease, or if Tenant does not fully comply with the terms and conditions imposed upon such variances, licenses, and permits, or any of them, within thirty (30) days after obtaining such variances, licenses, and permits, then Landlord may at any time prior to Tenant's obtaining all such variances, licenses, and permits and full compliance with the terms and conditions thereof, elect to terminate this Lease by giving written notice of termination to the other party.

33. REMODELING. Tenant to remodel and complete the Premises at its sole cost and expense, except that Landlord shall contribute Fifteen Thousand Dollars and No Cents ($15,000.00) towards Tenant's Work, as defined in Exhibit "B" attached. Payment to Tenant by Landlord shall be made after Tenant opens for business in the Premises and upon Landlord's receipt of a recorded Certificate of Completion and certified costs and lien releases from the general contractor.

         (a) Prior to construction, Tenant shall furnish to Landlord plans and specifications for all work to be performed, which plans and specifications shall be attached hereto as Exhibit D and made a part of this Lease.

         (b) All such plans and specifications shall fully comply with all governmental requirements of the County of Shasta, State of California, and shall not result in Landlord incurring any cost or expense in connection with the Shopping Center, the common areas, or the premises.

         (c) Tenant shall not commence the work to be performed or installation of any tenant improvements without Landlord's prior written approval of Tenant's final plans and specifications.

         (d) SIGNS: Tenant shall erect a sign over Tenant's storefront, securely attached to and parallel to said walls. Such sign shall be no larger than permitted by Landlord and shall be subject to Landlord's prior written approval, which approval Landlord shall not be unreasonably withheld. Tenant shall not erect any signs other than customary trade signs identifying its business. Tenant shall remove all signs at the termination of this Lease and shall repair any damage caused by such removal. Tenant shall, at Tenant's sole cost and expense, obtain all approvals required by the local governing authority(ies) prior to installing any such sign. In the event Landlord elects to remodel the exterior of the Shopping Center and/or revise the general sign program of the Shopping Center and such event requires Tenant to remodel or replace the above referenced Tenant sign, Tenant shall bear all expenses in connection with the removal and reinstallation of Tenant's sign.

34. COMMENCEMENT OF REMODELING. Tenant shall commence construction of Tenant's improvements not later than ten (10) days after receiving all said variances, licenses, and permits, including governmental approval of Tenant's signage. Landlord has the right to approve Tenant's signs; however, such approval shall not be unreasonably withheld.

35. AIR CONDITIONING. Landlord shall maintain in good condition, repair and working order the heating, ventilating, and air conditioning (HVAC) unit on the Premises for a period of one (1) year from the Commencement of Term, after which Tenant agrees at its sole cost and expense to maintain said unit and to have same serviced under a maintenance contract by a licensed HVAC contractor. Copies of said maintenance contract will be sent to Landlord upon receipt by Tenant.

36. OBLIGATIONS. The obligations of each of the parties signing hereinafter under this Lease shall be joint and several.

37. GOVERNING LAW. This Lease shall be interpreted and construed under the laws of the State in which the Premises are situated.

38. EXCLUSIVE PROVISION. So long as Tenant is not in default of the terms of this Lease, Landlord agrees that, during the first five (5) years of the term hereof, Landlord shall not,

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


except with written consent of Tenant first had and obtained, grant a lease for space in the Shopping Center to any party whose use is as a staffed retail bank branch providing commercial and personal financial services as now conducted by Tenant; nor shall Landlord grant the above use to the tenants currently occupying space in the Shopping Center. The above provision shall not apply to the investment, industrial, or mortgage banking or supplemental operations of the current and/or future tenants in the Shopping Center.

39. CO-TENANCY/TENANT RIGHT TO TERMINATE. If and only if the Holiday Market currently operating at 9350 Deschutes Road in the Shopping Center closes for business for a continuous period in excess of six (6) months, excluding periods of time related to reconstruction due to damage, destruction, or remodeling, and is not replaced by a comparable tenant in a majority of their premises, then Tenant shall have the right to terminate this Lease within ninety (90) days of above-referenced six (6) month period by giving ninety (90) days prior written notice to Landlord. If Tenant does not terminate this Lease in accordance with the above, then this Lease shall continue in full force and effect.

40. OPTION TO EXTEND. So long as Tenant is not in default of the terms this Lease, Tenant may have the option to extend this Lease upon the same terms and conditions, except as to Fixed Rent, for two (2) additional periods of five (5) years each, commencing at midnight on the date on which the prior term of this Lease terminates, in accordance with Paragraph 2.C herein above.

During each five (5) year extension period (the "Extension Term"), if exercised, the Fixed Rent shall be equivalent to the Fair Market Rental Value of the Premises as of the date of expiration of the prior term. The Fair Market Rental Value of the Premises shall be determined taking into consideration the Fixed Rental rates at the time in question of other leases which are comparable in size, location and use to the size, location and use of the Premises.

Notice to exercise each Extension Term shall be given no later than one (1) year before the end of the prior term. Tenant shall exercise its option to extend the Lease for each Extension Term by giving Landlord written notice of such exercise. If Tenant fails to give such notice as provided above, Tenant shall be deemed to have waived its rights to this extension option. Beginning no later than one (1) year prior to the expiration of the prior term, Landlord and Tenant shall use their best efforts to reach agreement with regard to the amount of Fixed Rent which equals the Fair Market Rental Value of the Premises for each five (5) year extension period. If agreement is so reached, Landlord and Tenant shall thereupon execute an amendment to this Lease setting forth said agreement. If agreement is not so reached within ninety (90) days, then within twenty (20) days thereafter, Landlord and Tenant shall each appoint by written notice to the other a real estate appraiser to appraise the Premises and set the Fixed Rent for the Extension Term. If one but not both parties so appoints an appraiser, the single appraiser shall be the sole appraiser and shall set the Fixed Rent within thirty (30) days after said twenty (20) day period. If two appraisers are so appointed, they shall meet promptly after their appointment and set the Fixed Rent for said period. If said two appraisers are unable to agree within thirty
(30) days after the second appraiser has been appointed, they shall appoint a third appraiser within ten (10) days after the end of said thirty (30) day period, and if they are unable to agree on a third appraiser, either of the parties after giving ten (10) days written notice to the other party may apply to the presiding judge of the Superior Court of Shasta County, acting in his individual and non-official capacity, for the selection of the third appraiser. The third appraiser shall be a person who has not previously acted in any capacity for either party. Within thirty (30) days after the selection of the third appraiser, a majority of the appraisers shall set the Fixed Rent in question. If the majority of the appraisers are unable to agree upon the Fixed Rent, at the end of said thirty (30) day period each appraiser shall advise the parties in writing of his Fixed Rent figure, and the Fixed Rent for the period in question shall be the average of the two such figures nearest in amount. After the Fixed Rent has been set, the appraisers shall immediately notify the parties thereof in writing. The decision of the appraisers or a majority of them shall be final, conclusive and binding upon both parties and may be enforced in any court having jurisdiction thereof whether or not one party fails to participate in the appraisal process. Landlord and Tenant shall each pay one-half (1/2) of the cost of the appraisers' fees and one-half (1/2) of any charge by the presiding judge for appointing the third appraiser. Attorneys' fees in connection with such appraisers' determination of Fixed Rent shall be borne by the party incurring them. All appraisers hereunder shall be members of the American Institute of Real Estate Appraisers or any successor organization who are familiar with appraisal procedures and

                                       11
with commercial property values in the area of the Premises. If for any reason beyond the reasonable control of Landlord and Tenant the Fixed Rent has not been determined prior to the period to which it is applicable, Tenant shall continue paying Fixed Rent during that period at the former rate until the Fixed Rent rate is determined. As soon as the Fixed Rent has been determined, the Fixed Rent due from Tenant for the period in question shall be adjusted accordingly, if appropriate, retroactive to the commencement date of said period. Notwithstanding anything to the contrary herein, in no event shall the Fixed Rent during each Extension Term be less than the Fixed Rent for the first year of the term hereof.

41. COMPLETE AGREEMENT. No oral agreements exist between Landlord and Tenant affecting this Lease, and this Lease supersedes and cancels any previous understandings. There are no representations between Landlord and Tenant other than those contained in this Lease, and Tenant has not relied on representations not set forth in this Lease. Time is of the essence hereof. If any of the provisions contained in this Lease shall for any reason be held to be invalid, illegal or unenforceable in any way, such invalidity, or unenforceability shall not affect any other provisions of this Lease, and this Lease shall be construed as if such said provisions had not been contained herein.


IN WITNESS WHEREOF, The parties have executed this Lease in duplicate as of the day and year first written above.

TENANT:                                     LANDLORD:

North Valley Bank,                          Gabrielsen Family Trust
a California Banking                        dated October 20, 1992
Corporation

/s/ DONALD V. CARTER                        /s/ DONLON H. GABRIELSEN
- ----------------------                      --------------------------
Donald V. Carter,                           Donlon H. Gabrielsen,
President and Chief                         Co-Trustee
Executive Officer

8-9-95                                      8-15-95
- ----------------------                      ---------------------------
Date                                        Date


                                            /s/  AGNES H. GABRIELSEN
                                            ---------------------------
                                            Agnes H. Gabrielsen
                                            Co-Trustee

                                            8-15-95
                                            ---------------------------
                                            Date








                                       12
                                       57

                         Exhibit A schematic goes here

                                   EXHIBIT "B"



                              To North Valley Bank



WORK BY LANDLORD

         1. Landlord shall provide a Heating,  Ventilating and Air  Conditioning
(HVAC) system adequate to heat and cool premises in as new condition.

         2. Landlord will relocate or remove existing propane tank and adjust the level of sewer manholes for non-interference with drive-through lane, if required.


WORK BY TENANT IN PREMISES

         I. Tenant's work is defined as ALL work necessary to complete the construction of the premises in accordance with the approved plans (defined to be such plans and specifications prepared by Tenant and finally approved by Landlord in writing in the manner hereafter provided).

         2. All Tenant's work shall be strictly in accordance with the requirements of all governing codes and ordinances, all underwriters, Landlord's insurance carrier or rating organization, any standard or general design specification set forth by Landlord, all public utility companies serving the Shopping Center, and Landlord's mortgage lender(s), if any. Tenant shall obtain permits and approvals from all authorities for its work and shall obtain a Certificate of Occupancy at completion. Tenant shall make arrangements for separate metering of all utilities not supplied by Landlord and, at Landlord's option, re-registering meter(s) for utilities supplied by Landlord (or Landlord may make such arrangements on behalf of Tenant) and Tenant shall pay all charges, cost of meters and connection fees for same. All fire protection equipment, required by any governmental entity, shall be the sole responsibility of Tenant.

         3. Tenant's work shall specifically conform to the following general criteria:

            a) All tenant signing and storefront work shall be in conformity with Landlord's standard specifications and criteria to be issued.

            b) Tenant improvements shall include restroom(s) for customers of Tenant and Tenant's employees designed to governing codes,

            c) The customer area shall have suitable finished FIooring material approved by Landlord's architect.

            d) No mezzanine space (for either selling or storage purposes) may be constructed without Landlord's specific approval. In the event of an approval, Landlord shall be entitled to rent for any such mezzanine space in an amount to be agreed upon.

            e) Tenant shall not use or install during construction any Hazardous Materials in the premises.

                                   EXHIBIT "E"

                           PALO CEDRO SHOPPING CENTER
                EMPLOYEE AND TENANT PARKING RULES AND REGULATIONS

The following rules and regulations are specifically designed for the Palo Cedro Shopping Center located at Highway 44 and Deschutes Road.

1. All tenants and employees of tenants are required to park in the areas specifically designated as "Employee Parking" on the following page/site plan.

2. All spaces designated as "Handicapped" may be subject to any and all laws applicable within the County of Shasta for similarly designated Public Parking. The Shasta County Sheriff may issue citations for violations of these zones.

3. All other specially designated areas, such as red, yellow, green or white zones, may be subject to any and all laws applicable within the County of Shasta for similarly designated Public Parking. The Sheriff may issue citations for violations of these zones.

4. All areas not designated as "Employee Parking" or as one of the zones indicated in number three above will be considered Public Parking Areas, intended for the use of customers only. Public Parking is limited to three
      (3) hours. Vehicles exceeding the limit may be removed at the vehicle owner's expense.

5. Tenants or tenant employees parking in the Public Parking Areas are considered to be in default of the Common Area clause of their respective Lease.


The above regulations may be amended or changed from time to time by Landlord.

                 SALES AGREEMENT WITH FEDERATED SECURITIES CORP.

         This Agreement is entered into between the financial institution executing this Agreement ("Financial Institution") and Federated Securities Corp. ("FSC") for the mutual funds (referred to individually as the "Fund" and collectively as the "Funds") for which FSC serves as Distributor of shares of beneficial interest or capital stock ("Shares"). The Funds include, but are not limited to, those offered as part of the Liberty Family of Funds and the Fortress Investment Program.

1. Status of Financial Institution as "Bank" or Registered Broker-Dealer.

         The Financial Institution represents and warrants to FSC that:

         (a) It is either a "bank" as that term is defined in Section 3(a)(6) of the Securities Exchange Act of 1934 ("Exchange Act") or a broker-dealer registered with the Securities and Exchange Commission.

         (b) If the Financial Institution is a "bank", it is a duly organized and validly existing bank in good standing under the laws of the jurisdiction in which it is organized The Financial institution agrees to give written notice to FSC promptly in the event that it shall cease to be a "bank" as defined in Section 3(a)(6) of the Exchange Act. In that event this Agreement shall be automatically terminated upon such written notice.

         (c) If the Financial Institution is a registered broker-dealer, it is a member of the NASD and it agrees to abide by all of the rules and regulations of the NASD including without limitation, the NASD Rules of Fair Practice. The Financial Institution agrees to notify FSC immediately in the event of (1) its expulsion or suspension from the NASD, or (2) its being found to have violated any applicable federal or state law, rule or regulation arising out of its activities as a broker-dealer or in connection with this Agreement, or which may otherwise affect in any material way its ability to act in accordance with the terms of this Agreement. The Financial Institution's expulsion from the NASD will automatically terminate this Agreement immediately without notice. Suspension of the Financial Institution from the NASD for violation of any applicable federal or state law, rule or regulation will terminate this Agreement effective immediately upon FSC's written notice of termination to the Financial Institution.

2. Financial Institution Acts as Agent for its Customers.

         The parties agree that in each  transaction  in the Shares of any Fund:
(a) the Financial Institution is acting as agent for the customer; (b) each transaction is initiated solely upon the order of the customer; (c) as between the Financial Institution and its customer, the customer will have full beneficial ownership of all Shares of the Funds; (d) each transaction shall be for the account of the customer and not for the Financial Institution's account; and (e) each transaction shall be without recourse to the Financial Institution provided that the Financial Institution acts in accordance with the terms of this Agreement. The Financial Institution shall not have any authority in any transaction to act as FSC's agent or as agent for the Funds.

3. Execution of Orders for Purchase and Redemption of Shares.

         (a) All orders for the purchase of any Shares shall be executed at the then current public offering price per share (i.e., the net asset value per share plus the applicable sales load, if any) and all orders for the redemption of any Shares shall be executed at the net asset value per share, plus any applicable redemption charge in each case as described in the prospectus of the Fund. FSC and the Funds reserve the right to reject any purchase request at their sole discretion. If required by law, each transaction shall be confirmed in writing on a fully disclosed basis and, if confirmed by FSC, a copy of each confirmation shall be sent simultaneously to the Financial Institution if the Financial Institution so requests.

         (b) The procedures relating to all orders and the handling of them will be subject to the terms of the prospectus of each Fund and FSC's written instructions to the Financial Institution from time to time.

                                     61                           EXHIBIT 10(gg)

         (c) Payments for Shares shall be made as specified in the applicable Fund prospectus. If payment for any purchase order is not received in accordance with the terms of the applicable Fund prospectus, FSC reserves the right without notice, to cancel the sale and to hold the Financial Institution responsible for any loss sustained as a result thereof.

         (d) The Financial Institution agrees to provide such security as is necessary to prevent any unauthorized use of the Funds' recordkeeping system, accessed via any computer hardware or software provided to the Financial Institution by FSC.

4. Fees Payable to the Financial Institution from Sales Loads.

         (a) On each order accepted by FSC, in exchange for the performance of sales and/or administrative services, the Financial Institution will be entitled to receive from the amount paid by the Financial Institution's customer the applicable percentage of the sales load, if any, as established by FSC. The sales loads for any Fund shall be those set forth in its prospectus. The portion of the sales load payable to the Financial Institution may be changed at any time at FSC's sole discretion upon thirty (30) days' notice to the Financial Institution.

         (b) Transactions may be settled by the Financial Institution: (1) by payment of the full purchase price to FSC less an amount equal to the Financial Institution's applicable percentage of the sales load, or (2) by payment of the full purchase price to FSC in which case FSC shall pay to the Financial Institution, not less frequently than monthly, the aggregate fees due it on orders received and settled.

5. Payment of Other Administrative Fees to the Financial Institution.

         The Financial Institution agrees to render or cause to be rendered such administrative support services to the Funds for the accounts of the Financial Institution's customers who are shareholders of the Funds, as the parties mutually agree are necessary to facilitate the opening and closing of accounts, entering of purchase and redemption transactions, transferring of funds, recordkeeping and accounting, distribution of prospectuses and shareholder reports, and communicating with shareholders. During the term of this Agreement FSC will pay the Financial Institution fees for each Fund established by FSC in a written schedule delivered to the Financial Institution pursuant to this Agreement. These fees may be changed at any time at FSC's sole discretion upon thirty (30) days' written notice to the Financial Institution.

6. Payment of Rule 12b-1 Fees to the Financial Institution.

         Subject to and in accordance with the terms of each Fund prospectus and the Rule 12b-1 Plan, if any, adopted by resolution of the Board of Directors or Trustees, and the shareholders of any Fund pursuant to Rule 12b-1 under the Investment Company Act of 1940, FSC may pay fees for sales and/or administrative support services to certain financial institutions (such as banks and securities, dealers). The Financial Institution may serve as an Administrator in accordance with the terms of the form of Rule 12b-1 Agreement attached as Appendix A, for all of its customers who purchase Shares of any Funds whose prospectuses provide for the use of Administrators.

7. Delivery of Prospectuses to Customers.

         The Financial Institution will deliver or cause to be delivered to each customer, at or prior to the time of any purchase of Shares, a copy of the prospectus of the Fund. The Financial Institution shall not make any representations concerning any Shares other than those contained in the prospectus of the Fund or in any promotional materials or sales literature furnished to the Financial Institution by FSC or the Fund.

8. Indemnification.

         (a) The Financial Institution shall indemnify and hold harmless FSC, each Fund, the transfer agents of the Funds, and their respective subsidiaries, affiliates, officers, directors, agents and employees from all direct or indirect liabilities, losses or costs (including attorney's fees) arising from, related to or otherwise connected with: (1) any breach by the Financial Institution of any provision of this Agreement, or (2) any actions or omissions of FSC, any Fund, the transfer agents of the Funds and their subsidiaries, affiliates, diretors, agents and employees in reliance upon any oral, written or computer or electronically transmitted instructions believed to be genuine and to have been given by or on behalf of the Financial Institution.

         (b) FSC shall indemnify and hold harmless the Financial Institution and its subsidiaries, affiliates, officers, directors, agents and employees from and against any and all direct or indirect liabilities, losses or costs (including attorneys' fees) arising from, related to or otherwise connected with: (1) any breach by FSC of any provision of this Agreement; or (2) any alleged untrue statement of a material fact contained in any Fund's Registration Statement or Prospectus, or as a result of or based upon any alleged omission to state a material fact required to be stated, or necessary to make the statements not misleading.

         (c) The agreement of the parties in this Paragraph to indemnify each other is conditioned upon the party entitled to indemnification (Indemnified Party) giving notice to the party required to provide indemnification (Indemnifying Party) promptly after the summons or other first legal process for any claim as to which indemnity may be sought is served on the Indemnified Party. The Indemnified Party shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting from it, provided that counsel for the Indemnifying Party who shall conduct the defense of such claim or any litigation shall be approved by the Indemnified Party (which approval shall not unreasonably be withheld), and that the Indemnified Party may participate in such defense at its expense. The failure of the Indemnified Party to give notice as provided in this subparagraph (c) shall not relieve the Indemnifying Party from any liability other than its indemnity obligation under this Paragraph. No Indemnifying Party, in the defense of any such claim or litigation, shall, without the consent of the Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term the giving by the claimant or plaintiff to the Indemnified Party of a release from all liability in respect to such claim or litigation.

         (d) The provisions of this Paragraph 8 shall survive the termination of this Agreement.

9. Customer Names Proprietary to the Financial Institution.

         (a) The names of the Financial Institution's customers are and shall remain the Financial Institution's sole property and shall not be used by FSC or its affiliates for any purpose except the performance of its duties and responsibilities under this Agreement and except for servicing and informational mailings relating to the Funds. Notwithstanding the foregoing, this
              Paragraph 9 shall not prohibit FSC or any of its Affiliates from utilizing the names of the Financial Institution's customers or any purpose if the names are obtained in any manner other than from the Financial Institution pursuant to this Agreement.

         (b) Neither party shall use the name of the other party in any manner without the other party's written consent. except as required by any applicable federal or state law, rule or regulation and except pursuant to any mutually agreed upon promotional programs.

         (c) The provisions of this Paragraph 9 shall survive the termination of this Agreement.

10. Solicitation of Proxies.

         The Financial Institution agrees not to solicit or cause to be solicited directly, or indirectly, at any time in the future, any proxies from the shareholders of any or all of the Funds in opposition to proxies solicited by management of the Fund or Funds, unless a court of competent jurisdiction shall have determined that the conduct of a majority of the Board of Directors or Trustees of the Fund or Funds constitutes willful misfeasance, bad faith, gross negligence or reckless disregard of their duties. This Paragraph 10 will survive the term of this Agreement.

11. Certification of Customers' Taxpayer Identification Numbers.

         The Financial Institution agrees to obtain any taxpayer identification number certification from its customers required under Section 3406 of the Internal Revenue Code, and any applicable Treasury regulations, and to provide. FSC or its designee with timely written notice of any failure to obtain such taxpayer identification number certification in order to enable the implementation of any required backup withholding.

12. Notices.

         Except as otherwise specifically provided in this Agreement, all notices required or permitted to be given pursuant to this Agreement shall be given in writing and delivered by personal delivery or by postage prepaid, reqistered or certified United States first class mail, return receipt requested, or by telex, telegram or similar means of same day delivery (with a confirming copy by mail as provided herein.) Unless otherwise notified in writing, all notices to FSC shall be given or sent to FSC at its offices located at Federated Investors Tower, Pittsburgh, PA 15222-3779, and all notices to the Financial Institution shall be given or sent to it at its address shown below.

13. Termination and Amendment.

         (a) This Agreement shall become effective in this form as of the date set forth below and may be terminated at any time by either party upon thirty (30) days' prior notice to the other party. This Agreement supersedes any prior sales agreements between the parties.

         (b) This Agreement may be amended by FSC from time to time by the following procedure. FSC will mail a copy of the amendment to the Financial Institution's address, as shown below. If the Financial Institution does not object to the amendment within thirty (30) days after its receipt, the amendment will become part of the Agreement. The Financal Institution's objection must be in writing and be received by FSC within such thirty (30) days.

14. Governing Law.

         This Agreement shall be construed in accordance with the laws of the Commonwealth of Pennsylvania.

                                            NORTH VALLEY  BANK
                                            Financial Institution Name
                                            (Please Print or Type)

                                            880 E. Cypress Ave.
                                            ----------------------------
                                            Address

                                            Redding   CA      96002
                                            ----------------------------
                                            City    State    Zip Code

Date:  9/26/95                              By: /s/ J.F. COWEE
     -----------                                ------------------------
                                                Authorized Signature

                                                Executive Vice President
                                                ------------------------
                                                Title

                                                J.F. Cowee
                                                ------------------------
                                                Please Print or Type Name

                                            FEDERATED SECURITIES CORP.
                                            Federated Investors Tower
                                            Pittsburgh, Pennsylvania 15222-3779



                                            By: /s/ RICHARD B. FISHER
                                                ------------------------
                                                Richard B. Fisher, President

                                   Appendix A

                              RULE 12b-1 AGREEMENT

         This Agreement is made between the Financial Institution executing this Agreement ("Administrator") and Federated Securities Corp.("FSC") for the mutual funds (referred to individually as the "Fund" and collectively as the "Funds") for which FSC serves as Distributor of shares of beneficial interest or capital stock ("Shares") and which have adopted a Rule 12b-1 Plan ("Plan") and approved this form of agreement pursuant to Rule 12b-1 under the Investment Company Act of 1940. In consideration of the mutual covenants hereinafter contained, it is hereby agreed by and between the parties hereto as follows:

         1. FSC hereby appoints the Administrator to render or cause to be rendered sales and administrative support services to the Funds and their shareholders.

         2. The services to be provided under Paragraph 1 may include, but are not limited to, the following:

         a) communicating account openings through computer terminals located on the Administrator's premises ("computer terminals"), through a toll-free telephone number or otherwise;

         b) communicating account closings through the computer terminals, through a toll-free telephone number or otherwise;

         c) entering purchase transactions through the computer terminals, through a toll-free telephone number or otherwise;

         d) entering redemption transactions through the computer terminals, through a toll-free telephone number or otherwise;

         e) electronically transferring and receiving funds for Fund Share purchases and redemptions, and confirming and reconciling all such transactions;

         f)   reviewing the activity in Fund accounts;

         g)   providing training and supervision of its personnel;

         h) maintaining and distributing current copies of propectuses and shareholder reports;

         i)   advertising the availability of its sevices and products;

         j) providing assistance and review in designing materials to send to customers and potential customers and developing' methods of making such materials accessible to customers and potential customers; and

         k) responding to customers' and potential customers questions about the Funds.

The services listed above are illustrative. The Administrator is not required to perform each service and may at any time perform either more or fewer services than described above.

         3. During the term of this Agreement FSC will pay the Administrator fees for each Fund as set forth in a written schedule delivered to the Administrator pursuant to this Agreement. FSC's fee schedule for Administrator may be changed by FSC sending a new fee schedule to the Administrator pursuant to Paragraph 12 of this Agreement. For the payment period in which this Agreement becomes effective or terminates, there shall be an appropriate proration of the fee on the basis of the number of days that the Rule 12b-1 Agreement is in effect during the period.

         4. The Administrator will not perform or provide any duties which would cause it to be a fiduciary under Section 4975 of the Internal Revenue Code, as amended. For purposes of that Section, the Administrator understands that any person who exercises any discretionary authority or discretionary control with respect to any individual retirement account or its assets, or who renders investment



                                       A-1
advice for a fee, or has any authority or responsibility to do so, or has any discretionary authority or discretionary responsibility in the administration of such an account, is a fiduciary.

         5. The Administrator understands that the Department of Labor views ERISA as prohibiting fiduciaries of discretionary ERISA assets from receiving administrative service fees or other compensation from funds in which the fiduciary's discretionary ERISA assets are invested. To date, the Department of Labor has not issued any exemptive order or advisory opinion that would exempt fiduciaries from this interpretation. Without specific authorization from the Department of Labor, fiduciaries should carefully avoid investing discretionary assets in any fund pursuant to an arrangement where the fiduciary is to be compensated by the fund for such investment. Receipt of such compensation could violate ERISA provisions against fiduciary self-dealing and conFIict of interest and could subject the fiduciary to substantial penalties.

         6. The Administrator agrees not to solicit or cause to be solicited directly, or indirectly, at any time in the future, any proxies from the shareholders of any time all of the Funds in opposition to proxies solicited by management of the Fund or Funds, unless a court of competent jurisdiction shall have determined that the conduct of a majority of the Board of Directors or Trustees of the Fund or Funds constitutes willful misfeasance, bad faith, gross negligence or reckless disregard of their duties. This paragraph 6 will survive the term of this Agreement.

         7. With respect to each Fund, this Agreement shall continue in effect for one year from the date of its execution, and thereafter for successive periods of one year if the form of this Agreement is approved at least annually by the Directors or Trustees of the Fund, including a majority of the members of the Board of Directors or Trustees of the Fund who are not interested persons of the Fund and have no direct or indirect financial interest in the operation of the Fund's Plan or in any related documents to the Plan ("Disinterested Directors or Trustees") cast in person at a meeting called for that purpose.

         8. Notwithstanding paragraph 7, this Agreement may be terminated as follows:

         a) at any time, without the payment of any penalty, by the vote of a majority of the Disinterested Directors or Trustees of the Fund or by a vote of a majority of the outstanding voting securities of the Fund as defined in the Investment Company Act of 1940 on not more than sixty (60) days' written notice to the parties to this Agreement;

         b) automatically in the event of the Agreement's assignment as defined in the Investment Company Act of 1940 or upon the termination of the "Adiministrative Support and Distributor's Contract" or "Distributor's Contract" between the Fund and FSC; and

         c) by either party to the Agreement without cause by giving the other party at least sixty (60) days' written notice of its intention to terminate.

         9. The termination of this Agreement with respect to any one Fund will not cause the Agreement's termination with respect to any other Fund.

         10. The Administrator agrees to obtain any taxpayer identification number certification from its customers required under Section 3406 of the Internal Revenue Code, and any applicable Treasury regulations, and to provide FSC or its designee with timely written notice of any failure to obtain such taxpayer identification number certification in order to enable the implementation of any required backup withholding.

         11. This Agreement supersedes any prior service agreements between the parties for the Funds.

         12. This Agreement may be amended by FSC from time to time by the following procedure. FSC will mail a copy of the amendment to the Administrator's address, as shown below. If the Administrator does not object to the amendment within thirty (30) days after its receipt, the amendment will become part of the Agreement. The Administrator's objection must be in writing and be received by FSC within such thirty days.

                                       A-2

         13. This Agreement shall be construed in accordance with the Laws of the Commonwealth of Pennsylvania.

                               NORTH VALLEY BANK
                               ----------------------------------
                               Adminstrative

                               880 E. Cypress Ave.
                               ----------------------------------
                               Address

                               Redding     CA           96002
                               ----------------------------------
                               City       State       Zip Code


Dated:   9/26/95               By:  /s/  J.F. Cowee
      --------------              -------------------------------
                                  Authorized Signature


                                  Executive Vice President
                                  -------------------------------
                                  Title


                                  J. F. Cowee
                                  -------------------------------
                                  Print Name of Authorized Signature

                                  FEDERATED SECURITIES CORP.
                                  Federated Investors Tower
                                  Pittsburgh, Pennsylvania 15222-3779



                                  By:  /s/ Richard Fisher
                                     ----------------------------
                                     Richard B. Fisher, President



                                      A-3

                    FINANCIAL INSTITUTION SERVICES AGREEMENT


    This Agreement made and entered into this 18 day of August, 1995, by and between North Valley Bank, a financial institution ("FI") and LINSCO/PRIVATE LEDGER, a California corporation.

                             W I T N E S S E T H:

    WHEREAS, FI desires to provide its customers with broker/dealer services on the premises of FI; and

    WHEREAS, LINSCO/PRIVATE LEDGER is a registered broker/dealer in the business of providing fully disclosed broker/dealer services to customers through its Registered Representatives ("Registered Representatives"); and

    WHEREAS, LINSCO/PRIVATE LEDGER desires to establish and monitor operations of a branch office ("Branch Office") of LINSCO/PRIVATE LEDGER on the premises of FI in accordance with the terms of this Agreement (the "Program").

    NOW, THEREFORE, for good and valuable consideration and in consideration of the mutual covenants and agreements made herein, FI and LINSCO/PRIVATE LEDGER hereby agree as follows:

    1. TERM: OPENING OF BRANCH OFFICES AT FI LOCATIONS.

       This Agreement shall continue for a period of three (3) years from the date first written above (the Primary Term), and shall renew automatically for additional three (3) year periods unless written notice is given by either party to the other stating the party's intention not to renew and said notice shall have been given at least forty five (45) days prior to the expiration of the then current term of this Agreement or unless terminated as set forth in the termination provisions in this Agreement. As soon as practical after the date of this Agreement LINSCO/PRIVATE LEDGER shall assist FI in opening and monitoring operations of such on-site LINSCO/PRIVATE LEDGER Branch Offices at such FI locations ("FI Locations") as the parties may determine from time to time.

    2. BRANCH OFFICE OPERATIONS.

       a. All Branch Office operations with respect to services offered and provided to customers shall be conducted solely in accordance with the Program. No changes or modifications to the Program shall be made or implemented without the prior written approval of LINSCO/PRIVATE LEDGER.

EXHIBIT 10(hh)                          68

           Any change in the Program which LINSCO/PRIVATE LEDGER deems necessary or desirable to maintain or effect compliance with applicable laws, rules or regulations or otherwise desirable in connection with Branch Office operations shall be promptly implemented. All policies, procedures and instructions of LINSCO/PRIVATE LEDGER made in accordance with this Agreement or in exercise of LINSCO/PRIVATE LEDGER's Branch Office supervisory functions shall be promptly implemented.

       b. The opening and carrying of each customer account shall be initially approved by the Branch Manager, who shall also be a Registered Representative, ("Branch Manager") of the Branch Office generating such account, and the Branch Manager shall promptly forward all appropriate information regarding each new account to LINSCO/PRIVATE LEDGER. No customer account at any Branch Office shall be opened or maintained unless and until LINSCO/PRIVATE LEDGER shall have given its final approval, which it shall not unreasonably withhold, for the opening and maintenance of such account.

       c. Mailing of any general or pre-printed correspondence, communication, solicitation materials, advertising or other written or printed communication respecting investments, LINSCO/PRIVATE LEDGER, any Branch Office, or the business of any Branch Office shall be undertaken from a Branch Office only after such communication shall have been approved in writing in advance by LINSCO/PRIVATE LEDGER. All individualized correspondence shall be approved in advance by the Branch Manager. All such communications to Branch Office customers shall include, in the discretion of LINSCO/PRIVATE LEDGER, the names of LINSCO/PRIVATE LEDGER and FI, in accordance with and subject to the regulations and policies of the Securities and Exchange Commission ("SEC"), National Association of Securities Dealers, Inc. ("NASD") and applicable state securities laws and regulations ("State Law").

       d. The Branch Manager of each Branch Office shall promptly forward to LINSCO/PRIVATE LEDGER all data and documents, including, but not limited to, new account forms, orders, cash account agreements, all mutual fund and partnership applications and other data and documents, as shall be necessary or appropriate to permit LINSCO/PRIVATE LEDGER to

                                        2
           review and approve the opening and carrying of each Branch Office customer's account and which will enable LINSCO/PRIVATE LEDGER and/or the clearing broker/dealer selected by LINSCO/PRIVATE LEDGER to service Branch Office customers.

       e. All Program brokerage and securities related activities of Branch Offices shall be conducted through LINSCO/PRIVATE LEDGER Registered Representatives.

       f. No Branch Office shall handle any customers' funds or securities. All general securities transactions for Branch Office customers shall be effected through clearing brokers designated by LINSCO/PRIVATE LEDGER. In connection with each general securities transaction, the customer shall forward all original stock certificates and other instruments and all funds directly to the clearing broker/dealer involved in such transaction. In connection with each subscription-type investment, the customer shall forward all instruments and all funds directly to the issuer involved in such transaction.

       g. All Branch Office operations shall be conducted in accordance with federal securities laws, rules of the SEC and NASD and State Law. All customer complaints or errors with respect to customer accounts shall promptly be reported by the Registered Representative to the Branch Manager who will promptly report the matter to LINSCO/PRIVATE LEDGER.

       h. Each Branch Office shall be open for business during the regular business hours of FI and at such other business hours as LINSCO/PRIVATE LEDGER and FI may mutually agree upon from time to time.

       i. All Registered Representatives and other on-site personnel implementing the Program shall at all times be and remain employees of FI. Registered Representatives shall be on an independent contractor basis with LINSCO/PRIVATE LEDGER.

       j. No Branch Office or Registered Representative operating at a Branch Office shall engage in any options or commodity activity except at the specific request of Branch Office customers and with the express prior approval of LINSCO/PRIVATE LEDGER.

    3. LINSCO/PRIVATE LEDGER OBLIGATIONS AND SERVICES.

       a. LINSCO/PRIVATE LEDGER will provide through its independent contractor Registered Representatives brokerage services for the depositors and other customers of FI and the general public at the Branch Offices, each of which may be designated by LINSCO/PRIVATE LEDGER as an Office of Supervisory Jurisdiction and managed by an NASD Series 24 licensed registered principal who shall be designated as the Branch Office Manager. Each Registered Representative shall enter into a licensing agreement with LINSCO/PRIVATE LEDGER that outlines this relationship. Through the Branch Offices, LINSCO/PRIVATE LEDGER shall provide the following products in accordance with the Program:

           1)       Equity Securities
           2)       Debt Securities
           3)       Open-end/closed-end Mutual Funds
           4)       Public Limited Partnerships
           5)       Life Insurance and Annuities

       b. LINSCO/PRIVATE LEDGER at its expense shall be responsible for supervising the Program customer operations of the Branch Offices in accordance with applicable federal securities law, rules of the SEC and NASD and State Law. Such responsibility shall include review of all Program marketing, advertising and promotional materials.

       c. LINSCO/PRIVATE LEDGER shall be responsible for the training and supervision of Registered Representatives to the extent of their securities related activities in implementing the Program.

       d. LINSCO/PRIVATE LEDGER agrees to provide at its expense to the Branch Offices pursuant to the Program, all necessary back office operations for the Branch Offices, including order processing with respect to stocks and bonds, recording of orders, participation in appropriate selling agreements with vendors to which LINSCO/PRIVATE LEDGER is or in the future is a party; assistance in resolving Branch Office customer account problems, and such other basic back office services as are reasonably necessary for the operation of the Branch Offices and which LINSCO/PRIVATE LEDGER generally provides its customers and/or Registered Representatives in the conduct of LINSCO/PRIVATE LEDGER business. LINSCO/PRIVATE LEDGER retains the right to terminate any Registered Representative consistent with Paragraph 7c.

    4. ACCESS TO RECORDS.

       FI agrees to permit any officer or authorized designee of LINSCO/PRIVATE LEDGER and at LINSCO/PRIVATE LEDGER's request, any representative of any governmental agency, exchange or association having regulatory jurisdiction over the affairs of LINSCO/PRIVATE LEDGER or the Branch Office, or any firm of independent accountants retained for the purpose of conducting an audit of the financial affairs of LINSCO/PRIVATE LEDGER, full and complete access to and the right to inspect and to receive copies of any and all books and records relating to any Branch Office. Each party shall give the other prompt notice of any governmental agency, exchange or association request for such access and at the request of LINSCO/PRIVATE LEDGER shall coordinate all such inquiries and responses with LiNSCO/PRIVATE LEDGER. FI further agrees that at LINSCO/PRIVATE LEDGER's request Branch Office books and records may be inspected at any time by any duly authorized representative of any registered "Clearing Agency" as defined in Section 3(a)(23)(A) of the Securities Exchange Act of 1934.

    5. FI OBLIGATIONS AND SERVICES.

       The obligations and services to be provided by FI under this Agreement shall consist of the following:

       a. Branch Offices shall be established and located at a physically separate area of each FI location. FI shall provide at FI's expense the office facilities, furnishings, telephones and other office support facilities and services necessary for the efficient operation of each Branch Office. FI shall use its best efforts to maintain total separation of its business from the business of the Branch Offices, including separation of records and physical area and sign locations.

       b. Any marketing, advertising or promotion of the Program which FI wishes to do independently of LINSCO/PRIVATE LEDGER marketing, advertising and promotion, shall first be reviewed and approved in writing by LINSCO/PRIVATE LEDGER, and all costs incurred by FI for such independent marketing, advertising and promotion shall be paid by FI.

       c. Except as otherwise expressly set forth in this Agreement, FI shall be solely responsible for the payment of all expenses of operation of the

                                        5

           Program at Branch Offices, including: (i) all telephone expenses of each Branch Office; (ii) salary and benefits for at least one half-time clerical support person for the Program at each Branch office; (iii) all travel and lodging costs associated with training of FI employees in the Program and meetings of FI employees held in connection with the Branch Office operations; and (iv) all stationary, postage, business cards and collateral material and supplies required for the Program.

       d. FI agrees to provide to LINSCO/PRIVATE LEDGER customer account information essential to the successful functioning of the Program and this Agreement to the extent permissible under applicable Federal and State regulations now or hereafter in effect. Such customer account information shall include customer name, address, telephone number and any documents relating to Program brokerage accounts, excluding any customer financial information pertaining to said customer banking or non-brokerage activities. If not inconsistent with applicable Federal and State regulations such information shall be provided to the on-site Registered Representative who is an employee of FI and such information shall be used only by said Registered Representative in conjunction with the marketing of services for and on behalf of the Program.

       e. Subject to applicable Federal and State law, FI agrees to notify LINSCO/PRIVATE LEDGER of material adversary events in the accounts of FI customers who are also Branch Officer customers.

       f. FI agrees that with respect to securities issued or offered by FI and with respect to securities issued or offered by any corporation or other business having a lending relationship with FI, that LINSCO/PRIVATE LEDGER has established a "no recommendation policy" with respect to such securities and that any transactions related to such securities shall be on a non-solicited basis only.

       g. FI agrees that all information, materials, records and any other documents or data associated with the Program are confidential and proprietary in nature and shall not be used by FI or disclosed to any person or entity by FI or its employees except


                                        6
           as necessary in operation of the Program at the Branch Offices.

       h. FI agrees that all Program Employees shall abide by all applicable federal securities laws, rules of the SEC and NASD, State Law, as well as LINSCO/PRIVATE LEDGER policies. FI shall not interfere with the Program Employee's compliance with said rules, regulations and policies. FI does not hereby accept any responsibility for enforcement or any other measure to insure compliance with the said regulations and/or policies.

    6. CONFIDENTIALITY.

       LINSCO/PRIVATE LEDGER agrees that all customer account information obtained by LINSCO/PRIVATE LEDGER from FI is confidential and proprietary in nature and that said information shall not be divulged by LINSCO/PRIVATE LEDGER to any third parties or used in any manner other than in connection with Branch Office operations. LINSCO/PRIVATE LEDGER shall not be responsible, however, for any conduct of FI employees, whether or not they are Registered Representatives which breach the preceding sentence, unless LINSCO/PRIVATE LEDGER contributes to said breach.

    7. FI EMPLOYEES.

       a. FI shall select, subject to LINSCO/PRIVATE LEDGER approval, an employee of FI at each Branch Office to be the Registered Representative of LINSCO/PRIVATE LEDGER for that Branch Office. Each such Registered Representative shall at all times be an employee of FI and not of LINSCO/PRIVATE LEDGER. LINSCO/PRIVATE LEDGER shall appoint such Registered Representative on an independent contractor basis in accordance with its terms for such appointment from time to time.

       b. FI shall be solely responsible for the payment of all fees, bonuses, salaries, benefits and other compensation due any of its employees, including all Registered Representatives, and FI acknowledges and agrees that LINSCO/PRIVATE LEDGER shall have no responsibility or liability therefor.

       c. LINSCO/PRIVATE LEDGER may terminate any Registered Representative at any time upon ten (10) days written notice to FI or immediately upon written

                                        7
           notice to FI in the event of the Registered Representative's breach of his Representative Agreement with LINSCO/PRIVATE LEDGER. In the event of termination, LINSCO/PRIVATE LEDGER shall have no liability or responsibility to such Registered Representative under any employment agreement or compensation arrangement between FI and such Registered Representative. The Registered Representative may remain as an employee of FI if FI so desires, however, the employee will cease to have any involvement in the Program. FI may terminate any Registered Representative as its employee upon ten (10) days advance notice to LINSCO/PRIVATE LEDGER.

    8. INDEMNIFICATION.

       Indemnification between the parties under this Agreement shall be as follows:

       a. FI agrees to indemnify and hold LINSCO/PRIVATE LEDGER harmless from any and all liability, damages, claims, costs or action (including attorneys, accountants, paralegal fees and expenses) to which LINSCO/PRIVATE LEDGER may become subject involving any failure or alleged failure by FI or its employees to perform any of FI's obligations to LINSCO/PRIVATE LEDGER under this Agreement or any act or omission of FI or its employees in connection therewith.

       b. LINSCO/PRIVATE LEDGER agrees to indemnify and hold FI harmless from any and all liability, daniages, claims, costs or action (including attorneys, accountants, paralegal fees and expenses) to which FI may become subject arising out of any failure or alleged failure by LINSCO/PRIVATE LEDGER, Registered Representatives or employees to perform any of LINSCO/PRIVATE LEDGER'S obligations to FI under this Agreement or any act or omission of LINSCO/PRIVATE LEDGER or its employees in connection therewith.

       c. The parties agree that upon receipt of any claim or notice of any action prompt written notice of such claim or action shall be communicated to both parties to this Agreement. Upon assumption by either party of the defense of a claim or action by counsel reasonably acceptable to the indemnified party within the scope of its indemnity, such party shall not thereafter be responsible for legal, accounting or paralegal

                                        8
           expenses of the indemnified party. Any indemnified party may at its own expense retain counsel and the indemnifying party and its counsel shall reasonably keep informed any such additional counsel selected by an indemnified party.

    9. DIVISION OF COMMISSIONS.

       LINSCO/PRIVATE LEDGER shall distribute commissions to FI on a semi-monthly basis with respect to all transactions made in connection with the Program for each on-site office or branch operation of FI as specified herein. Payments hereunder shall be made only with respect to transactions affected during the term of this Agreement.

       a. All fees and commissions generated by transactions in Branch Office customer accounts shall be payable to and received by LINSCO/PRIVATE LEDGER pursuant to the terms of the selling agreement or clearing agreement involved in such transaction. LINSCO/PRIVATE LEDGER shall exercise reasonable and diligent efforts to collect all fees and commissions due in connection with transactions effected in Branch Office customer accounts.

       b. Any losses or costs as a result of customer reneges or Registered Representative errors will be deducted from net commissions as defined below.

       c. LINSCO/PRIVATE LEDGER will distribute net commissions to FI. Net commissions are defined as follows:

           1) 90% of commissions from the sale of mutual funds and variable annuities.

           2) 90% of commissions from the sale of public offerings which are the subject of a registration statement filed with the SEC under the Securities Act of 1933.

           3) 90% of commissions from the sale of public offerings qualified for sale in only one state pursuant to rule 147 promulgated by the SEC under section 3(a)(1l) of the 1933 Act.

           4) 76.5% of commissions from sales of general securities (stocks, bonds, options, government agency obligations and similar

                                        9
               securities) in routine broker transactions, after deducting all clearing costs and variable charges in connection with such transactions in accordance with Exhibit A.

           5) 100% of the amount listed as "net payout" on the LPL approved Insurance Product List for the sale of insurance products. The Insurance Product List may be obtained from the Insurance Services Department and is updated as products are added and deleted.

           6)  90% of commissions from sales of Unit Investment trusts.

           7) 85% of commissions from the sale of closed end bond funds, prime rate trusts (primary offer) and Peak Advisory Products.

           8)  90% of fees from the sale of SAM Advisory Products.

       d. LINSCO/PRIVATE LEDGER's determination of the type of securities sold shall be conclusive.

       e. Payments to FI represent reimbursement for compensation of Program Employees and payment for the use of the facilities of FI required for operation of the Program.

       f.  FI shall pay all fees per Exhibit B attached.

   10. TERMINATION OF AGREEMENT.

       a. In the event any of the following shall occur this Agreement may be terminated by any party upon notice to all other parties:

           (i) LINSCO/PRIVATE LEDGER or FI liquidates or dissolves its operations.

           (ii) LINSCO/PRIVATE LEDGER or FI files a voluntary petition in bankruptcy, makes an assignment for the benefit of creditors, or has an involuntary petition in bankruptcy filed against it.

           (iii) A receiver or trustee is appointed for the purpose of managing a significant portion of the property and/or affairs of LINSCO/PRIVATE LEDGER or FI.


                                       10

       b. In the event either party shall breach or be in default of any of the terms of this Agreement and such breach or default shall not be cured or resolved within ninety (90) days from the date written notice of such breach or default is given to such party, then this Agreement may be terminated at the end of such ninety (90) day period by the party giving notice of such breach. In the event such breach or default involves a violation of federal securities laws, SEC or NASD rules or State Law, LINSCO/PRIVATE LEDGER policies or decisions made by LINSCO/PRIVATE LEDGER in exercise of its supervisory responsibilities, LINSCO/PRIVATE LEDGER may elect to immediately cease all Branch Office operations upon notice to FI until such time as such violation is cured, and LINSCO/PRIVATE LEDGER may immediately suspend or terminate any Registered Representative involved in such violation from further participation in Branch Office operations. In the event such violation is not cured to LINSCO/PRIVATE LEDGER's satisfaction within ninety (90) days of such notice this Agreement may be terminated as described above. LINSCO/PRIVATE LEDGER's right to terminate may be applied to particular Branch Offices in the discretion of LINSCO/PRIVATE LEDGER.

       c. In the event the SEC, NASD, any state securities agency, and/or other regulatory agency with responsibility for generally supervising the operations of FI or LINSCO/PRIVATE LEDGER disapproves of the Program or its implementation as described in this Agreement in any material respect, and continuing with the Program would subject either party in its reasonable judgment to material risk of liability or adverse consequence, such party shall immediately suspend its operations until such time as the Program has been modified to conform with the requirements of such disapproving regulatory agency. If such modification is not implemented within ninety (90) days, then either party may terminate this Agreement upon notice to the other party.

           Such disapproval shall include any material change in the SEC's position taken in its no action letters to LINSCO/PRIVATE LEDGER, copies of which have been received by all parties.

       d. All indemnities shall survive termination of this Agreement. Upon termination all payments to be

                                       11
           made under this Agreement shall be accounted for as of the date of termination and no further business shall be transacted subsequent to the date of termination. Settlement for any business transacted up to and including the date of termination shall be made on the immediately following semi-monthly payment date subject to the commissions being received by LINSCO/PRIVATE LEDGER.

       e. In addition to the foregoing provisions for either party without cause, upon giving forty five (45) days advance written notice to the other party. If FI elects to terminate this Agreement under this section during the initial term set forth in Section 1, FI shall reimburse LINSCO/PRIVATE LEDGER for costs incurred to set up the program according to the following schedule:

           (i) $3,000 if terminated during the first year of the term of this Agreement.


   11. LINSCO/PRIVATE LEDGER MATERIALS AND PRODUCTS.

       All materials, manuals, products, literature and any other documentation provided by LINSCO/PRIVATE LEDGER to FI shall be and remain the property of LINSCO/PRIVATE LEDGER.

   12. RESTRICTIVE COVENANTS.

       FI agrees to not directly or indirectly offer any other brokerage service or services during the term of this Agreement without the express written consent of LINSCO/ PRIVATE LEDGER.

   13. NOTICES.

       Any notices required to be given under the terms of this Agreement shall be delivered personally with an acknowledgment of receipt or delivered by certified mail, postage prepaid or telex or telegram to the address as set forth below:

                                        North Valley Bank
                                        Administration
                                        880 E. Cypress Avenue
                                        Redding, CA  96002


                                       12

       LINSCO/ PRIVATE LEDGER
       155 Federal Street, 14th Floor
       Boston, MA 02110

       Either party may from time to time change its above-designated address by giving written notice to the other party of such change.

   14. BINDING AGREEMENT.

       This Agreement constitutes the entire understanding of FI with LINSCO/PRIVATE LEDGER as to the matters described herein and may be amended only in writing signed by the parties. This Agreement shall be binding upon and inure to the benefit of the parties, their successors, administrators and assigns.

   15. ASSIGNMENT.

       This Agreement shall not be assigned by either party without the prior written consent of the other party.

   16. INVALIDITY OF TERM.

       If any of the terms of this Agreement are determined to be invalid by any court or agency of competent jurisdiction, such invalidity shall have no effect on any of the other terms of this Agreement and such other terms shall remain valid, binding and in full force and effect.

   17. MISCELLANEOUS.

       a. This Agreement shall be construed according to the laws of the State of California.

       b. Any disputes under this Agreement, including interpretation of its terms and conditions, and any rights and obligations of the parties hereunder shall be arbitrated in accordance with the Rules of the National Association of Securities Dealers with such arbitration to occur in San Diego, California.

       c. All obligations of the parties herein with respect to matters through the date of termination of this Agreement shall survive the termination of this Agreement.


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


       d. The schedules attached are subject to change on thirty (30) days written notice.

    IN WITNESS WHEREOF, the parties have signed this Agreement on the dates as shown below.


FI  NORTH VALLEY BANK


By: /s/ JAMES F. COWEE                      Date:  August 18, 1995
    --------------------------------               ---------------
    Name:  James F. Cowee
    Title: Executive Vice President
    FI's Tax ID#: 94-2184061


LINSCO/PRIVATE LEDGER
a California Corporation

By: /s/ Stephanie Brown                     Date: 8/23/95
   --------------------------------               ----------------
   Name: STEPHANIE L. BROWN
   Title: MANAG1NG DIRECTOR
          GENERAL COUNSEL


FISC 03/09/95


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


               PERSHING CLEARING AND BROKERAGE CHARGES--EXHIBIT A


This Schedule sets forth the clearing charges and brokerage charges for transactions executed through a Linsco/Private Ledger clearing broker.

This Schedule is subject to change upon thirty (30) days notice.


                     Order    Variable Charge
                     -----    ----------------

Listed:

        Stocks       $23.50   +$0.0l5/share(Market orders 1-4,999 shares)
                              +$0.025/share(Limit orders 1-4,999 shares) or
                              +$0.015/share(Market or Limit 5000 shares & over)

        Bonds        $25.00

        Options      $18.00   +$1.60 (options trading at less than $1.00)
                              +$1.75 (options trading at $1.00 or more)

OTC Agency:

        Stocks       $23.00

        Bonds        $25.00

OTC Principal:

        Stocks       $35.00

        GNMA,        $35.00
        Muni,
        Corporate,
        Treasury

        Unit Trusts  $35.00

Option Exercise:     $23.50 Equity
                     $300.00 Currency
Syndicate:           $35.00

Mutual Funds:        $25.00

        Exchange Fee $10.00





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


                                FEES - EXHIBIT B


                                      BRANCH               REGISTERED
START-UP FEES                         MANAGER            REPRESENTATIVE
- -------------                         -------            --------------

   Registration Fees                     $150                 $100
   NASD Registration                     $ 90                 $ 90
   State Registration                    $ 25-$245            $ 25-$245
   NASD Branch Fee                       $ 60
   Compliance Inspection Fee             $100                 $100
   Establish Branch Office in State      $  0-$l00
     (Where applicable)
   Errors & Omissions Premium            $840***

MONTHLY FEES
- ------------

   90% Contract Fee                      $ 50-$125*           $ 50-$125*
   Bonding Fee                                $ 10                 $ 10

MISCELLANEOUS FEES
- ------------------

   NASD Examinations                     $ 60-$150            $ 60-$150
   NFA Registration for Commodities
     As Associated Branch/Person         $ 80                 $ 80
   NASD Termination Fee                  $ 25                 $ 25
   State Fees                            $ 25-$100            $ 25-$l00
   SIPC Assessment                       .1875% of Gross Commission

   NASD Assessment                       .23% of Gross Commission

ANNUAL RENEWAL FEES
- -------------------

   NASD Renewal                          $ 50                 $ 50
   NASD Branch Renewal                   $ 60
   State Renewals                        $ 25-$230            $ 25-$230
   State Branch Renewals
     (Where applicable)                  $  0-$100
   Compliance Inspection Fee             $100**               $100**

ADMINISTRATIVE ASSOCIATE FEES

START-UP FEES
- -------------

   Registration Fee                                           $100
   Administrative Associate Contract Fee                      $100
   NASD Registration Fee                                      $ 90
   State Registration                                         $ 25-$245


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


                           FEE - EXHIBIT B (CONTINUED~

MONTHLY FEES

   Bonding                                      $ 10

ANNUAL RENEWAL FEES

   NASD Renewal                                $ 50
   State Renewals                              $ 25-$230
   Contract Renewal Fee                        $100


*For offices of 4 or fewer, the monthly fee is $125 per representative; for offices of 5 to 11 persons, the monthly fee is a maximum of $600 per office; for offices of 12 or more, the monthly fee is $50 per representative.

**In offices of 10 or fewer, the annual fee is $100 per representative. In offices of more than 10, the maximum fee is $1,000.

***Errors & Omissions Insurance Premium is $840 per policy period commencing on each August 1. No part of the premium is refundable.







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